UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
November 14, 2012

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

Campbell Soup Company held its Annual Meeting of Shareowners on November 14, 2012. The final results of voting with respect to each matter are set forth below.
1. Election of Directors

Director	For	Withheld	Broker Non-Votes
Edmund M. Carpenter	260,045,712	1,717,622	23,659,808
Paul R. Charron	260,876,098	887,236	23,659,808
Bennett Dorrance	260,083,838	1,679,496	23,659,808
Lawrence C. Karlson	260,981,463	781,871	23,659,808
Randall W. Larrimore	260,373,450	1,389,884	23,659,808
Mary Alice D. Malone	260,123,487	1,639,847	23,659,808
Sara Mathew	259,635,350	2,127,984	23,659,808
Denise M. Morrison	260,876,409	886,925	23,659,808
Charles R. Perrin	260,072,296	1,691,038	23,659,808
A. Barry Rand	259,512,310	2,251,024	23,659,808
Nick Shreiber	260,979,372	783,962	23,659,808
Tracey T. Travis	260,999,823	763,511	23,659,808
Archbold D. van Beuren	260,808,906	954,428	23,659,808
Les C. Vinney	259,868,809	1,894,525	23,659,808
Charlotte C. Weber	260,059,185	1,704,149	23,659,808

2. Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2013

For	Against	Abstain
282,723,203	2,248,074	454,414
There were no broker non-votes for this proposal.

3. Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
255,598,121	3,930,454	2,237,524	23,659,808

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: November 19, 2012
	By:	/s/ Kathleen M. Gibson
Kathleen M. Gibson
Vice President and Corporate Secretary